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RYDEX  INVESTMENTS  would like to extend our  sincere  wishes  that you and your loved ones enjoy a very Happy Holiday Season. Knowing how busy this time of year can be, we really appreciate how precious your time is. Therefore it is no small matter when we ask for your help by voting your shares. Your vote is extremely important to the fund. Our records indicate that we have not yet received your vote. By voting now you will help save the additional expense associated with contacting you again by phone or by mail. Please take a few moments now to cast your vote using one of the methods described below.

                                 1-877-256-6082


 Please vote now to be                  RYDEX  INVESTMENTS  has made it very
   sure your vote is                    easy for you to  vote.  CHOOSE ONE OF
received in time for the                THE FOLLOWING METHODS:

   DECEMBER 20, 2007
   -----------------                    o  SPEAK to a live Proxy  Specialist by
  SPECIAL MEETING OF                       calling the number above.  We can
  ------------------                       answer any of your questions and
     SHAREHOLDERS.                         record your vote. (Open: M-F 9:30am -
     ------------                          9pm, Sat 10am -Sat 10am - 6pm ET)
      THANK YOU
      ---------                         o  LOG ON to the website noted on your
        AND                                proxy card and enter your control
        --                                 number printed on the card, and vote
    HAPPY HOLIDAYS!                        by following the on-screen prompts.
   ---------------
                                        o  CALL the phone number on the proxy
                                           card and enter the control  number
                                           printed on the card and follow the
                                           touchtone prompts.

                                        o  MAIL in your signed proxy card in the
                                           envelope provided.



                        VOTING TAKES ONLY A FEW MINUTES.
                        --------------------------------
                               PLEASE VOTE TODAY.
                               ------------------


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                      WHY ARE WE CONTACTING YOU SO MUCH???
                      ------------------------------------


The Investment Company Act requires the holders of 50 percent of the outstanding voting securities of each Fund to be present or represented by proxy in order to transact business at a shareholder meeting ("quorum"). Therefore, A QUORUM FOR EACH RYDEX FUND MUST BE PRESENT BEFORE RYDEX CAN TABULATE THE VOTES TO DETERMINE THE OUTCOME. If a quorum is not present for a Rydex Fund, the shareholder meeting will be adjourned with respect to that Rydex Fund and the PROXY SOLICITATION EFFORTS WILL CONTINUE UNTIL SUCH TIME AS THAT VOTES SUBMITTED FOR THAT RYDEX FUND CONSTITUTE A QUORUM AND THE PROPOSAL HAS BEEN DECIDED UPON.

In an effort to obtain sufficient votes to reach a quorum and decide upon the proposal for each Rydex Fund, Rydex has conducted and continues to conduct a proxy solicitation process that includes mailings, phone calls and messages to shareholders of record as of August 6, 2007.

               We thank you for your participation in this effort.